Exhibit 21.1

HOSPIRA, INC.

US SUBSIDIARIES

Subsidiary Name	State/County of Incorporation
Hospira, Inc.	Illinois
Hospira Worldwide, Inc.	Delaware
Hospira Boulder, Inc.	Delaware
Hospira Puerto Rico, LLC	Delaware
Hospira Keystone, Inc.	Delaware
Mayne Pharma (PR) Inc.	Delaware
Hospira Fleet Services, LLC	Delaware
Hospira Foundation	Illinois
Hospira PAC LLC	Delaware
Hospira Jazz Corp.	Delaware
Novocell, Inc.	Delaware	4% held by Hospira Adelaide Pty Ltd.
Generipharm, Inc.	Georgia

INTERNATIONAL AFFILIATES

Subsidiary Name	State/Country of Incorporation
Hospira Pty Limited	Australia
Hospira Holdings (S.A.) Pty Ltd	Australia
Hospira Australia Pty Ltd	Australia
Mayne Pharma International Pty Ltd	Australia
Mayne Pharma Properties (S.A.) Pty Ltd	Australia
Mayne Pharma Properties (VIC) Pty Ltd	Australia
Mayne Pharma IP Holdings (Euro) Pty Ltd	Australia
Hospira Adelaide Pty Ltd	Australia
Hospira Ltd.	Bahamas
Hospira Holding Ltd.	Bahamas
Hospira Bahamas (Irish Manufacturing) Ltd.	Bahamas
Hospira Bahamas (Donegal) Corp.	Bahamas
Hospira Bahamas International Holdings Ltd.	Bahamas
Hospira Bahamas (Ireland) Corp.	Bahamas
Hospira Costa Rica Ltd.	Bahamas
Hospira Bahamas (Australia) Holdings Ltd.	Bahamas
HBAF Ltd.	Bahamas

Subsidiary Name	State/Country of Incorporation
Hospira Healthcare SPRL	Belgium	1 share held by Hospira, Inc
Hospira Benelux BVBA	Belgium	Less that 1% held by Hospira Portugal LDA
Hospira Produtos Hospitalares Limitada	Brazil	1% held by Hospira, Inc.
Hospira Healthcare Corporation	Canada
Hospira Chile Limitada	Chile	1% held by Hospira Ireland
Shanghai Hospira Distribution Co., Ltd.	China
Hospira Limitada	Colombia	0.1% held by Hospira, Inc.
Hospira Finland Oy	Finland
Hospira France SAS	France
Hospira GmbH	Germany
Hospira Deutschland GmbH	Germany
Hospira Deutschland Holding GmbH	Germany	Hospira, Inc. owns 10%
Wasserburger Arzneimittel-werk GmbH	Germany
Mayne Pharma (Hong Kong) Ltd	Hong Kong
Hospira Limited	Hong Kong
Hospira Hong Kong Limited	Hong Kong
Zydus Hospira Oncology Private Ltd — Joint Venture	India	50% held by Cadila Healthcare Limited (India) — 50% held by Hospira Australia Pty Ltd.
Hospira (non Resident Unlimited Co.)	Ireland	1 share held by Hospira Bahamas (Donegal) Corp.
Hospira Ireland Sales Limited	Ireland
Hospira Ireland Limited	Ireland
Central Laboratories (Ire) Limited	Ireland
Hospira Ireland Holdings	Ireland (H)
Hospira S.p.A.	Italy	1 share held by Hospira Bahamas (Ireland) Corp.
Hospira Italia S.r.l.	Italy
Hospira Japan Co., Ltd. / Hospira Japan K.K.	Japan
Hospira Malaysia Sdn Bhd	Malaysia
Hospira, S. de R.L. de C.V.	Mexico	0.2% held by Hospira, Inc.
Mayne Pharma (Mexico) S.A. de C.V.	Mexico
Hospira Healthcare B.V.	Netherlands
Hospira Enterprises B.V.	Netherlands
Hospira NZ Limited	New Zealand

Subsidiary Name	State/Country of Incorporation
Hospira Philippines, Inc.	Philippines
Mayne Pharma (Philippines), Inc.	Philippines
Hospira Portugal LDA	Portugal
Hospira Singapore Pte Ltd	Singapore
Hospira Pte. Ltd.	Singapore (H)
Hospira Productos Farmaceuticos y Hospitalarios, S.L.	Spain
Hospira Nordic AB	Sweden
Hospira GmbH	Switzerland
Mayne Pharma (Schweiz) GmbH	Switzerland
Global Pharmaceuticals Limited	Thailand
Indochina Healthcare Limited — Joint Venture	Thailand	55% held by TTMC Limited (Thailand) — 45% held by Hospira Australia Pty Ltd.
Hospira Limited	UK
Hospira UK Limited	UK
Mayne Pharma Euro Finance Co., Ltd.	UK
Hospira Aseptic Services Limited	UK